UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2010
DRI Corporation
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	000-28539 (Commission File Number)	56-1362926 (IRS Employer Identification No.)

13760 Noel Road, Suite 830 Dallas, Texas (Address of Principal Executive Offices)		75240 (Zip Code)
Registrant’s telephone number, including area code: (214) 378-8992
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 1.01	Entry into Material Definitive Agreement.
          On October 22, 2010 (the “Closing Date”), our wholly-owned Swedish subsidiary Mobitec AB entered into (i) an amendment (the “Factoring Amendment”) to its existing Factoring Account Agreement (the “Factoring Agreement”) with Svenska Handelsbanken AB, a Swedish bank (“Handelsbanken”), and (ii) an amendment (the “Overdraft Amendment”) to its existing Supplementary Overdraft Facility (the “Overdraft Facility”) with Handelsbanken. The Factoring Amendment, among other things, until December 31, 2010, increases the borrowing capacity under the Factoring Agreement by 2 million krona (approximately $300,000 based on currency exchange rates on or about the Closing Date), from 17 million krona (approximately $2.55 million based on currency exchange rates on or about the Closing Date) to 19 million krona (approximately $2.85 million based on currency exchange rates on or about the Closing Date). The Overdraft Amendment, among other things, extends from October 31, 2010 to December 31, 2010, the 8.5 million krona (approximately $1.27 million based on currency exchange rates on or about the Closing Date) additional borrowing capacity under the Overdraft Facility that was effected on May 11, 2010.
          At this time, we do not expect the Factoring Amendment or the Overdraft Amendment to cause there to be a material change in our cost of capital or to have a material effect on earnings guidance previously issued.
          The material terms of the Factoring Amendment and the Overdraft Amendment are described in Item 2.03— Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant, below.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
Factoring Amendment:
          On the Closing Date, Mobitec AB and Handelsbanken entered into the Factoring Amendment to, among other things, until December 31, 2010, increase the borrowing capacity under the Factoring Agreement by 2 million krona (approximately $300,000 based on currency exchange rates on or about the Closing Date), from 17 million krona (approximately $2.55 million based on currency exchange rates on or about the Closing Date) to 19 million krona (approximately $2.85 million based on currency exchange rates on or about the Closing Date). The annual interest rate on borrowings under the Factoring Agreement, as amended by the Factoring Amendment, as of the Closing Date is 4.95 percent.
          The description of the material terms and conditions of the Factoring Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the English translation of the Factoring Amendment (the original of which is written in a foreign language), which is filed as Exhibit 10.1 to this Form 8-K.
Overdraft Amendment:
          On the Closing Date, Mobitec AB and Handelsbanken entered into the Overdraft Amendment to, among other things, extend from October 31, 2010 to December 31, 2010, the 8.5 million krona (approximately $1.27 million based on currency exchange rates on or about the Closing Date) additional borrowing capacity under the Overdraft Facility that was effected on May 11, 2010. Pursuant to the Overdraft Amendment, the annual interest rate on borrowings under the Overdraft Facility increased from Tomorrow Next Stockholm Interbank Offered Rate (“T/N STIBOR”) plus 3.80 percent to T/N STIBOR plus 4.20 percent.
          The description of the material terms and conditions of the Overdraft Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the English translation of the Overdraft Amendment (the original of which is written in a foreign language), which is filed as Exhibit 10.2 to this Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.
(d)	Exhibits
10.1	Contract — Factoring Account (Credit — SEK), dated as of October 22, 2010, by and between Mobitec AB and Svenska Handelsbanken AB (English translation).

10.2	Contract A Supplementary Overdraft Facility, dated as of October 22, 2010, by and between Mobitec AB and Svenska Handelsbanken AB (English translation).

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 25, 2010

DRI CORPORATION
By:	/s/ KATHLEEN B. OHER
Kathleen B. Oher
Vice President, Chief Financial Officer, Treasurer, and Secretary